UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

Entergy Texas, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5g and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Important Notice Regarding the Availability of Information Statement Materials
YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION

ENTERGY TEXAS, INC.

Entergy Texas is providing this notice to you because you hold shares of its 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share). Entergy Texas has released materials for your information regarding the election of four (4) directors. This notice provides instructions on how you can access Entergy Texas’s Information Statement (the “Information Statement”). The Information Statement contains important information and we encourage you to review it. You may view the Information Statement online at www.materialnotice.com and easily request a paper or e-mail copy of it (see reverse side).

See the reverse side of this Notice for instructions on how to access materials.

How to Access the Materials

Materials Available to VIEW or RECEIVE:
ANNUAL REPORT on FORM 10-K for the year ended December 31, 2019
NOTICE AND INFORMATION STATEMENT
How to View Online:
Have the 16-Digit Control Number available (located on the following page) and visit: www.materialnotice.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:    www. www.materialnotice.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*:    sendmaterial@materialnotice.com
If requesting materials by e-mail, please send a blank e-mail with the 16-Digit Control Number (located on the following page) in the subject line.

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY
WE ARE NOT ASKING YOU FOR A PROXY OR YOUR VOTE AND YOU ARE REQUESED NOT TO SEND US A PROXY OR VOTE.
YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION